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Exhibit 10-ll

Summary of Executive Perquisite Allowances

        ADC provides its executive officers and other senior management employees with an annual perquisite allowance ranging from $10,000 to $16,000. This allowance is paid over the year in accordance with ADC's regular payroll practices.

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  Exhibit 10-ll
Summary of Executive Perquisite Allowances